Bar Harbor Bankshares Reports Third Quarter Earnings

BAR HARBOR, MAINE - October 18, 2018 -- Bar Harbor Bankshares (NYSE American: BHB) reported net income for third quarter 2018 of $9.0 million, or 58 cents per share, compared with $8.6 million, or 56 cents per share, in the same quarter of 2017.

THIRD QUARTER FINANCIAL HIGHLIGHTS

•	14.3% annualized increase in non-maturity deposit accounts

•	57.9% efficiency ratio (non-GAAP measure)

•	1.01% return on average assets

•	9.92% return on average equity

•	10% annualized growth in tangible book value per share, excluding security adjustments (non-GAAP measure)

President and Chief Executive Officer, Curtis C. Simard stated, “Our third quarter was marked by yet another period of continued focus and execution of our strategies to grow profitability while remaining true to our risk management disciplines including credit. Our GAAP earnings per share this quarter equaled core earnings, which reflect our normalized operations. Tangible book value per share, excluding security adjustments, now exceeds pre-acquisition levels, which were accomplished within two years of the deal closing. We are committed to building long-term shareholder value, as evidenced by continued focus on non-maturity deposits and improvements in our return on assets, return on equity and efficiency ratios.”

“Commercial loans have grown 3% on a year-to-date annualized basis as our teams continue to gain market share within our regions. Commercial loan balances can fluctuate based on timing given some larger deals and a conscious effort to not over extend on terms for the sake of interim periods. We remain true to core banking and cultivating long-term relationships with our customers. Total deposit balances were up 3% on an annualized basis for the quarter including more than a 14% increase in non-maturity deposits. New deposit accounts opened totaled 3,212 for the third quarter and 9,211for the year.”

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Mr. Simard went on to say, “We continue to focus on organic growth within our footprint as we expand further into our markets where we see the greatest opportunity to increase shareholder value. We are on track to open our new branch in Manchester, New Hampshire next month with plans for branches in Bedford, New Hampshire and Belfast, Maine next year. These de novo branches will help provide greater service and convenience to our existing customers and the opportunity to further expand our growing deposit base.”

“As you may have read in our press release earlier this month, we announced a strategic expansion with the development of a commercial loan office in Portland, Maine. This opportunity is about being fully engaged in an important commercial market within the state of Maine. We are already actively calling on the commercial accounts in Portland, and by having a physical presence in this market; we will be best positioned to service those needs. To that end, we also announced Daryl Wentworth and Joe Delano have joined our teams, two very seasoned and accomplished leaders in this market. Daryl and Joe combined have over 50 years of experience in both commercial real estate and commercial and industrial lending; they have been recognized as proven idea generators in the middle market space for New England.”

Mr. Simard concluded, “Over the past few quarters we have further defined a culture that cares about our colleagues, customers and community. These ideals, combined with our existing model of balancing growth and earnings while following a steadfast commitment to risk management and controls have given rise to a catalyst for continued financial performance. The measures we have taken are essential to enhancing profitability and achieving our long-term goals. Together and as one team we are focused on providing first class service to our customers and we look forward to a strong close for the year in the fourth quarter.”

RESULTS OF OPERATIONS
Net income was up 5% to $9.0 million, or 58 cents per share, in the third quarter of 2018 compared to $8.6 million, or 56 cents per share, in the same quarter of 2017. Results in the prior year include a $346 thousand charge, or 1 cent per share reduction, from trailing acquisition and conversion costs.

Interest income totaled $32.2 million, up 7% on a year-over-year basis, and yields on loans and investments expanded eleven basis points in total. Net interest margin in the third quarter 2018 decreased to 2.81% from 3.06% in the prior year due to higher cost of funds driven by short-term interest rate hikes. That decrease included a lower contribution from tax-equivalency adjustments of six basis points over the prior year as a result of the lower federal statutory tax rate. The Company's loan to deposit ratio improved 3%

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over the prior year to 104 at the end of the third quarter. Total deposit growth of 3%, led by 14.3% growth in non-maturity balances, helped to reduce other higher funding cost realized as a result of recent rate increases.

The third quarter provision for loan losses was $643 thousand and exceeded net charge-offs, which follows the positive trend in all quarterly periods presented. Non-interest income increased to $7.1 million or 2.4% from the prior year primarily due to a $685 thousand gain from a partial sale of the Company’s ownership interest in Visa Class B shares. Non-interest expense increased to $17.9 million in the third quarter 2018 from $17.6 million in the same quarter of 2017. The increase is primarily due to higher salary and benefit expense related the build-up of the Company’s talent base with strategic hires. The decrease primarily relates to acquisition, conversion and other expenses, which totaled $70 thousand in 2018 and $346 thousand in 2017. The third quarter effective tax rate decreased to 18.8% in 2018 compared with 29.3% in the same quarter of 2017, reflecting a lower federal statutory tax rate.

FINANCIAL CONDITION
Total assets were $3.6 billion at the end of the third quarter 2018, up $20.0 million from the second quarter 2018. Loan balances in the third quarter 2018 were relatively flat with the second quarter with increases in residential products, which were offset by lower commercial loan balances due to higher prepayments and amortization. Asset quality improved during the third quarter with lower non-accrual loans due to activities associated with commercial workouts. Net loan charge-offs continue to be at historic lows and the ratio of credit losses to total loans improved to 0.54% at the end of the third quarter. The Company’s risk-based capital ratio for the third quarter 2018 is expected to be near 14.0% as tangible book value (non-GAAP measure) continued to expand on a quarter-over-quarter basis. Excluding the impact of securities fair value adjustments, earnings grew tangible book value per share (non-GAAP measure) to $17.22 from $16.81 in the second of quarter of 2018.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP adjusted earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of adjusted earnings in evaluating operating trends, including components for adjusted revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates adjusted earnings per share based on its measure of adjusted earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP adjusted earnings and adjusted earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
PER SHARE DATA
Net earnings, diluted	$0.58	$0.55	$0.50	$0.43	$0.56
Core earnings, diluted (1) (2)	0.58	0.56	0.52	0.58	0.57
Total book value	23.06	22.97	22.78	22.96	22.90
Tangible book value (2)	16.11	16.00	15.78	15.94	15.84
Market price at period end	28.72	30.29	27.72	27.01	31.36
Dividends	0.20	0.20	0.19	0.19	0.19

PERFORMANCE RATIOS (3)
Return on assets	1.01%	0.97%	0.90%	0.75%	0.99%
Core return on assets (1) (2)	1.01	1.00	0.93	1.02	1.01
Return on equity	9.92	9.65	9.01	7.35	9.67
Core return on equity (1) (2)	9.98	9.86	9.31	9.97	9.90
Core return on tangible equity (1) (2)	14.52	14.43	13.72	14.56	14.53
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.81	2.91	2.97	3.04	3.06
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.71	2.80	2.85	2.93	2.93
Efficiency ratio (2)	57.88	58.83	60.44	53.02	53.53

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	2.8%	5.7%	2.2%	23.8%	20.5%
Total loans	(0.1)	—	(3.4)	13.1	12.2
Total deposits	2.2	1.9	(1.8)	14.4	10.6

FINANCIAL DATA (In millions)
Total assets	$3,561	$3,541	$3,511	$3,565	$3,476
Total earning assets (5)	3,253	3,250	3,235	3,244	3,183
Total investments	747	749	757	755	756
Total loans	2,484	2,485	2,464	2,486	2,429
Allowance for loan losses	13	13	13	12	12
Total goodwill and intangible assets	108	108	108	108	109
Total deposits	2,390	2,375	2,341	2,352	2,275
Total shareholders' equity	358	356	352	355	353
Net income	9	9	8	7	9
Core income (1) (2)	9	9	8	9	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.04%	0.06%	0.07%	0.04%	0.03%
Allowance for loan losses/total loans	0.54	0.53	0.51	0.50	0.49
Loans/deposits	104	105	105	106	107
Shareholders' equity to total assets	10.04	10.05	10.03	9.95	10.17
Tangible shareholders' equity to tangible assets	7.24	7.22	7.17	7.12	7.26

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, system conversions and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Assets
Cash and due from banks	$53,154	$39,327	$35,088	$34,262	$31,223
Interest-bearing deposits with the Federal Reserve Bank	19,420	22,066	12,725	56,423	17,501
Total cash and cash equivalents	72,574	61,393	47,813	90,685	48,724
Securities available for sale, at fair value	712,658	710,147	718,559	717,242	718,459
Federal Home Loan Bank stock	34,154	38,712	38,105	38,105	37,107
Total securities	746,812	748,859	756,664	755,347	755,566
Commercial real estate	840,018	838,546	824,721	826,746	793,572
Commercial and industrial	385,814	400,293	387,205	379,423	357,072
Residential real estate	1,140,519	1,127,895	1,132,977	1,155,682	1,152,628
Consumer	117,239	118,332	119,516	123,762	125,590
Total loans	2,483,590	2,485,066	2,464,419	2,485,613	2,428,862
Less: Allowance for loan losses	(13,487)	(13,090)	(12,679)	(12,325)	(11,950)
Net loans	2,470,103	2,471,976	2,451,740	2,473,288	2,416,912

Premises and equipment, net	47,621	48,038	48,464	47,708	48,309
Other real estate owned	68	129	216	122	122
Goodwill	100,085	100,085	100,085	100,085	100,255
Other intangible assets	7,690	7,921	8,152	8,383	8,811
Cash surrender value of bank-owned life insurance	73,316	58,811	58,433	57,997	57,613
Deferred tax asset, net	11,527	10,309	9,627	7,180	13,052
Other assets	31,196	33,534	29,793	24,389	26,368
Total assets	$3,560,992	$3,541,055	$3,510,987	$3,565,184	$3,475,732

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$372,358	$341,773	$342,192	$349,055	$357,398
NOW deposits	471,326	449,715	448,992	466,610	442,085
Savings deposits	354,908	350,339	361,591	364,799	373,118
Money market deposits	254,142	260,642	303,777	305,275	300,398
Time deposits	937,615	972,252	884,848	866,346	802,110
Total deposits	2,390,349	2,374,721	2,341,400	2,352,085	2,275,109

Senior borrowings	739,224	735,924	742,198	786,688	775,582
Subordinated borrowings	42,988	43,003	43,018	43,033	43,048
Total borrowings	782,212	778,927	785,216	829,721	818,630

Other liabilities	30,746	31,444	32,214	28,737	28,534
Total liabilities	3,203,307	3,185,092	3,158,830	3,210,543	3,122,273

Total common shareholders' equity	357,685	355,963	352,157	354,641	353,459
Total liabilities and shareholders' equity	$3,560,992	$3,541,055	$3,510,987	$3,565,184	$3,475,732

Net shares outstanding	15,509	15,496	15,459	15,443	15,432

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized Growth %
(in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Quarter End	Year to Date
Commercial real estate	$840,018	$838,546	$824,721	$826,746	$793,572	0.7%	2.1%
Commercial and industrial	303,984	313,680	301,811	293,707	270,759	(12.4)	4.7
Total commercial loans	1,144,002	1,152,226	1,126,532	1,120,453	1,064,331	(2.9)	2.8
Residential real estate	1,140,519	1,127,895	1,132,977	1,155,682	1,152,628	4.5	(1.8)
Consumer	117,239	118,332	119,516	123,762	125,590	(3.7)	(7.0)
Tax exempt and other	81,830	86,613	85,394	85,716	86,313	(22.1)	(6.0)
Total loans	$2,483,590	$2,485,066	$2,464,419	$2,485,613	$2,428,862	(0.2)%	(0.1)%

DEPOSIT ANALYSIS

						Annualized Growth %
(in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Quarter End	Year to Date
Demand	$372,358	$341,773	$342,192	$349,055	$357,398	35.8%	8.9%
NOW	471,326	449,715	448,992	466,610	442,085	19.2	1.3
Savings	354,908	350,339	361,591	364,799	373,118	5.2	(3.6)
Money Market	254,142	260,642	303,777	305,275	300,398	(10.0)	(22.3)
Total non-maturity deposits	1,452,734	1,402,469	1,456,552	1,485,739	1,472,999	14.3	(3.0)
Total time deposits	937,615	972,252	884,848	866,346	802,110	(14.3)	11.0
Total deposits	$2,390,349	$2,374,721	$2,341,400	$2,352,085	$2,275,109	2.6%	2.2%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$26,212	$24,661	$77,272	$70,081
Securities and other	5,972	5,402	17,407	15,832
Total interest and dividend income	32,184	30,063	94,679	85,913
Interest expense
Deposits	5,478	3,177	13,868	7,926
Borrowings	4,237	3,408	12,192	9,327
Total interest expense	9,715	6,585	26,060	17,253
Net interest income	22,469	23,478	68,619	68,660
Provision for loan losses	643	660	2,208	2,191
Net interest income after provision for loan losses	21,826	22,818	66,411	66,469
Non-interest income
Trust and investment management fee income	2,952	3,040	9,036	9,228
Insurance brokerage service income	—	329	—	1,020
Customer service fees	2,490	2,638	7,061	6,402
Gain on sales of securities, net	—	19	—	19
Bank-owned life insurance income	505	380	1,328	1,165
Other income	1,179	554	3,060	1,631
Total non-interest income	7,126	6,960	20,485	19,465
Non-interest expense
Salaries and employee benefits	10,331	9,617	31,695	30,065
Occupancy and equipment	3,366	2,700	9,364	8,195
Loss on sales of premises and equipment, net	—	(1)	—	94
Outside services	456	907	1,597	2,220
Professional services	223	428	1,016	1,357
Communication	217	382	701	1,040
Amortization of intangible assets	207	212	621	603
Acquisition, conversion and other expenses	70	346	619	5,917
Other expenses	3,036	2,995	9,830	8,972
Total non-interest expense	17,906	17,586	55,443	58,463

Income before income taxes	11,046	12,192	31,453	27,471
Income tax expense	2,076	3,575	6,136	8,085
Net income	$8,970	$8,617	$25,317	$19,386

Earnings per share:
Basic	$0.58	$0.56	$1.64	$1.27
Diluted	$0.58	$0.56	1.63	1.27

Weighted average shares outstanding:
Basic	15,503	15,420	15,478	15,098
Diluted	15,580	15,511	15,564	15,204

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Interest and dividend income
Loans	$26,212	$25,934	$25,126	$24,895	$24,661
Securities and other	5,972	5,784	5,651	5,261	5,402
Total interest and dividend income	32,184	31,718	30,777	30,156	30,063
Interest expense
Deposits	5,478	4,405	3,985	3,381	3,177
Borrowings	4,237	4,321	3,634	3,279	3,408
Total interest expense	9,715	8,726	7,619	6,660	6,585
Net interest income	22,469	22,992	23,158	23,496	23,478
Provision for loan losses	643	770	795	597	660
Net interest income after provision for loan losses	21,826	22,222	22,363	22,899	22,818
Non-interest income
Trust and investment management fee income	2,952	3,122	2,962	3,042	3,040
Insurance brokerage service income	—	—	—	77	329
Customer service fees	2,490	2,347	2,224	2,495	2,638
Gain on sales of securities, net	—	—	—	—	19
Bank-owned life insurance income	505	377	446	374	380
Other income	1,179	1,275	606	530	554
Total non-interest income	7,126	7,121	6,238	6,518	6,960
Non-interest expense
Salaries and employee benefits	10,331	10,375	10,989	9,524	9,617
Occupancy and equipment	3,366	2,925	3,073	2,866	2,700
Gain on sales of premises and equipment, net	—	—	—	—	(1)
Outside services	456	581	560	780	907
Professional services	223	360	433	298	428
Communication	217	304	180	249	382
Amortization of intangible assets	207	207	207	209	212
Acquisition, conversion, and other expenses	70	214	335	(2,615)	346
Other expenses	3,036	3,719	3,075	2,952	2,995
Total non-interest expense	17,906	18,685	18,852	14,263	17,586

Income before income taxes	11,046	10,658	9,749	15,154	12,192
Income tax expense	2,076	2,123	1,937	8,545	3,575
Net income	$8,970	$8,535	$7,812	$6,609	$8,617

Earnings per share:
Basic	$0.58	$0.55	$0.51	$0.43	$0.56
Diluted	$0.58	$0.55	$0.50	$0.43	$0.56

Weighted average shares outstanding:
Basic	15,503	15,482	15,448	15,437	15,420
Diluted	15,580	15,571	15,553	15,537	15,511

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Earning assets
Commercial real estate	4.57%	4.48%	4.41%	4.30%	4.28%
Commercial and industrial	4.59	4.69	4.41	4.77	4.84
Residential	3.83	3.88	3.87	3.78	3.79
Consumer	4.85	4.65	4.47	4.17	4.34
Total loans	4.25	4.25	4.16	4.12	4.13
Securities and other	3.21	3.18	3.16	3.06	3.13
Total earning assets	4.00%	3.99%	3.92%	3.87%	3.89%

Funding liabilities
NOW	0.43%	0.37%	0.34%	0.31%	0.32%
Savings	0.17	0.17	0.18	0.19	0.18
Money market	0.76	0.79	0.68	0.58	0.52
Time deposits	1.78	1.51	1.39	1.19	1.13
Total interest bearing deposits	1.06	0.90	0.82	0.70	0.66
Borrowings	2.26	2.07	1.80	1.62	1.66
Total interest-bearing liabilities	1.38%	1.25%	1.11%	0.97%	0.96%

Net interest spread	2.62	2.74	2.81	2.90	2.93
Net interest margin	2.81	2.91	2.97	3.04	3.06

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Assets
Commercial real estate	$837,058	$824,356	$819,531	$783,730	$764,770
Commercial and industrial	388,831	396,471	380,029	362,881	353,194
Residential	1,120,336	1,126,714	1,147,010	1,161,865	1,158,069
Consumer	117,735	119,570	121,467	125,109	126,138
Total loans (1)	2,463,960	2,467,111	2,468,037	2,433,585	2,402,171
Securities and other (2)	773,562	767,886	765,328	753,282	754,450
Total earning assets	3,237,522	3,234,997	3,233,365	3,186,867	3,156,621
Cash and due from banks	63,272	50,869	53,151	65,145	49,169
Allowance for loan losses	(13,463)	(13,107)	(12,589)	(12,202)	(11,786)
Goodwill and other intangible assets	107,887	108,118	108,349	108,769	109,147
Other assets	137,466	131,522	129,525	144,359	149,394
Total assets	$3,532,684	$3,512,399	$3,511,801	$3,492,938	$3,452,545

Liabilities and shareholders' equity
NOW	$461,875	$441,645	$447,026	$449,669	$447,459
Savings	356,834	351,712	362,508	368,714	368,443
Money market	259,738	288,169	305,105	308,071	292,110
Time deposits	964,108	872,149	857,796	799,348	793,489
Total interest bearing deposits	2,042,555	1,953,675	1,972,435	1,925,802	1,901,501
Borrowings	744,632	836,295	819,576	803,469	812,938
Total interest-bearing liabilities	2,787,187	2,789,970	2,792,011	2,729,271	2,714,439
Non-interest-bearing demand deposits	357,856	339,374	339,349	376,066	354,470
Other liabilities	28,943	28,386	29,000	30,971	30,079
Total liabilities	3,173,986	3,157,730	3,160,360	3,136,308	3,098,988

Total shareholders' equity	358,698	354,669	351,441	356,630	353,557

Total liabilities and shareholders' equity	$3,532,684	$3,512,399	$3,511,801	$3,492,938	$3,452,545
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,348	$8,883	$8,422	$8,343	$2,467
Commercial installment	2,303	2,411	2,304	1,209	236
Residential real estate	10,396	9,945	8,548	4,266	3,619
Consumer installment	727	707	1,065	500	496
Total non-accruing loans	21,774	21,946	20,339	14,318	6,818
Other real estate owned	68	129	216	122	122
Total non-performing assets	$21,842	$22,075	$20,555	$14,440	$6,940

Total non-accruing loans/total loans	0.88%	0.88%	0.83%	0.58%	0.28%
Total non-performing assets/total assets	0.61	0.62	0.59	0.41	0.20

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,090	$12,679	$12,325	$11,950	$11,442
Charged-off loans	(298)	(517)	(461)	(277)	(297)
Recoveries on charged-off loans	52	158	20	55	145
Net loans charged-off	(246)	(359)	(441)	(222)	(152)
Provision for loan losses	643	770	795	597	660
Balance at end of period	$13,487	$13,090	$12,679	$12,325	$11,950

Allowance for loan losses/total loans	0.54%	0.53%	0.51%	0.50%	0.49%
Allowance for loan losses/non-accruing loans	62	60	62	86	175

NET LOAN CHARGE-OFFS
Commercial real estate	$(27)	$(92)	$(91)	$(92)	$(16)
Commercial installment	(53)	(54)	(140)	1	6
Residential real estate	(123)	(64)	1	—	(79)
Consumer installment	(43)	(149)	(211)	(131)	(63)
Total, net	$(246)	$(359)	$(441)	$(222)	$(152)

Net charge-offs (QTD annualized)/average loans	0.04%	0.06%	0.07%	0.04%	0.03%
Net charge-offs (YTD annualized)/average loans	0.06	0.06	0.07	0.04	0.04

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.17%	0.14%	0.24%	0.37%	0.35%
90+ Days delinquent and still accruing	—	—	—	0.02	0.01
Total accruing delinquent loans	0.17	0.14	0.24	0.39	0.36
Non-accruing loans	0.88	0.88	0.83	0.58	0.28
Total delinquent and non-accruing loans	1.05%	1.02%	1.07%	0.97%	0.64%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Net income		$8,970	$8,535	$7,812	$6,609	$8,617
Adj: Security Gains		—	—	—	—	(19)
Adj: Gain on sale of fixed assets, net		—	—	—	—	(1)
Adj: Loss on other real estate owned		(8)	23	—	—	—
Adj: Acquisition, conversion and other expenses		70	214	335	(2,615)	346
Adj: Income taxes (1)		(12)	(57)	(81)	982	(122)
Adj: Tax reform charge		—	—	—	3,988	—
Total core income (2)	(A)	$9,020	$8,715	$8,066	$8,964	$8,821

Net-interest income	(B)	$22,469	$22,992	$23,158	$23,496	$23,478
Plus: Non-interest income		7,126	7,121	6,238	6,518	6,960
Total Revenue		29,595	30,113	29,396	30,014	30,438
Adj: Net security gains		—	—	—	—	(19)
Total core revenue (2)	(C)	$29,595	$30,113	$29,396	$30,014	$30,419

Total non-interest expense		17,906	18,685	18,852	14,263	17,586
Less: Gain on sale of fixed assets, net		—	—	—	—	1
Less: Loss on other real estate owned		8	(23)	—	—	—
Less: Acquisition, conversion and other expenses		(70)	(214)	(335)	2,615	(346)
Core non-interest expense (2)	(D)	$17,844	$18,448	$18,517	$16,878	$17,241

(in millions)
Total average earning assets	(E)	$3,238	$3,235	$3,233	$3,187	$3,157
Total average assets	(F)	3,533	3,512	3,512	3,493	3,453
Total average shareholders' equity	(G)	359	355	351	357	354
Total average tangible shareholders' equity (2) (3)	(H)	251	247	243	248	244
Total tangible shareholders' equity, period-end (2) (3)	(I)	250	248	244	246	244
Total tangible assets, period-end (2) (3)	(J)	3,453	3,433	3,403	3,457	3,367

(in thousands)
Total common shares outstanding, period-end	(K)	15,509	15,496	15,459	15,443	15,432
Average diluted shares outstanding	(L)	15,580	15,571	15,553	15,537	15,511

Core earnings per share, diluted (2)	(A/L)	$0.58	$0.56	$0.52	$0.58	$0.57
Tangible book value per share, period-end (2)	(I/K)	16.11	16.00	15.78	15.94	15.84
Securities adjustment, net of tax (1)(4)	(M)	(17,152)	(12,594)	(10,237)	1,711	(1,155)
Tangible book value per share, excluding securities adjustment(2)	(I+M)/K	17.22	16.81	16.44	15.83	15.91
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.24	7.22	7.17	7.12	7.26

J

Performance ratios
GAAP return on assets		1.01%	0.97%	0.90%	0.75%	0.99%
Core return on assets (2)	(A/F)	1.01	1.00	0.93	1.02	1.01
GAAP return on equity		9.92	9.65	9.01	7.35	9.67
Core return on equity (2)	(A/G)	9.98	9.86	9.31	9.97	9.90
Core return on tangible equity (2) (5)	(A/I)	14.52	14.43	13.72	14.56	14.53
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	57.88	58.83	60.44	53.02	53.53
Net interest margin	(B+P)/E	2.81	2.91	2.97	3.04	3.06
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$654	$622	$645	$1,122	$1,107
Franchise taxes included in non-interest expense	(O)	129	159	152	161	154
Tax equivalent adjustment for net interest margin	(P)	493	502	503	897	878
Intangible amortization	(Q)	207	207	207	209	212
_____________________________________

(1)
Assumes a marginal tax rate of 23.78% in third quarter 2018 net of adjustment for first and second quarter 2018, which was recorded at a marginal rate of 24.15%.  A marginal tax rate of 37.57% was used in 2017.

(2)	Non-GAAP financial measure.

(3)
Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in third quarter 2018, 24.15% in first and second quarter 2018 and 37.57% in 2017, by tangible equity.

(6)
Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

K